EXHIBIT 10.7

                            REVENUE SHARING AGREEMENT


     This Revenue Sharing Agreement (this "Agreement") is made as of this June 30, 2000, by and between I-Link Incorporated, a Florida corporation having its principal office at 13751 S. Wadsworth Park Drive, Suite 200, Draper, Utah 84020 ("I-Link"), and Red Cube International AG (formerly known as Cyber Office International AG), a Swiss corporation having its principal office at Foerrlbuckstrasse 178, 8005 Zurich, Switzerland ("Red Cube").

                                    RECITALS

     WHEREAS, Red Cube and I-Link are each in the business of providing enhanced communication services through an advanced IP network and application architecture;

     WHEREAS, the Parties (as defined below) entered into that certain Cooperation and Framework Agreement dated as of May 8, 2000 (as amended, the "FRAMEWORK AGREEMENT") pursuant to which the Parties agreed to interconnect their IP networks to be able to offer seamless and transparent services to their respective customers in the United States and Europe. To achieve such objective,
(i) I-Link has granted to Red Cube a nontransferable license to use the Licensed Technology (as defined in the Framework Agreement) and to access the I-Link Network (as defined in the Framework Agreement) and (ii) Red Cube has granted to I-Link a nontransferable license to access the Red Cube Network (as defined in the Framework Agreement), in each case subject to the terms and conditions set forth in the Framework Agreement; and

     WHEREAS, the Parties have agreed in the Framework Agreement to enter into this Agreement to set forth the terms and conditions of the payment and revenue sharing arrangements between the Parties relating to the licensing of Licensed Technology, the I-Link Network and the Red Cube Network;

     NOW, THEREFORE, in consideration of the above recitals and mutual agreements set forth in this Agreement, the Parties intending to be legally bound, agree as follows:

1. DEFINITIONS. Defined terms used in this Agreement but not expressly defined herein shall have the meanings set forth in the Framework Agreement. As used in this Agreement, each of I-Link and Red Cube shall be referred to as a "Party"and together as "Parties".

2. FEES. With respect to any and all network usage, services, products and/or applications provided by one Party to the other, the Parties agree to pay the respective costs and fees (the "Fees") mutually agreed upon between the Parties from time to time.

3. INSPECTION RIGHTS. Each Party shall have the right to examine the other Party's books and records and to meet with, and ask questions of, the other Party's auditors and employees, to the extent reasonably necessary to verify and confirm the calculation of the Fees payable pursuant to this Agreement and that all fees payable by the other Party have been promptly paid; PROVIDED, that the requesting Party gives the other Party a reasonable prior notice and the examination and meetings are conducted during regular business hours.

4.   PAYMENT TERMS.

4.1  PRICING.

     (a)  [***}

     (b)  [***]

4.2 BILLING. (a) Each Party shall invoice the other Party on or before the forty fifth (45) day following the last day of each month for all Fees due and payable for all products and services provided to the other Party during such month. The invoice shall be prepared in accordance with the terms and conditions set forth herein. All invoices shall be due and payable in full by wire transfer within thirty (30) days during the first six months of the term of this Agreement and ten (10) days thereafter, subject to Sections 4.2(b) and 4.3, any discount or credit of any kind. Any requests for credit, deduction or adjustment shall be processed in the form of a separate adjustment request as set forth in
Section 4.2(b) below. In the event a Party fails to pay a monthly invoice in full within thirty (30) or ten (10) days of the date of the invoice, as the case may be, the other Party shall provide a written notice to such party that if the monthly invoice is not paid within five (5) days of the notice, the further provision of services and products maybe suspended until such invoice shall have been paid in full. In any event, services and products may not be suspended pursuant to this Section 4.2(a) unless and until such written notice has been provided to the non-paying Party.

     (b) In the event a Party disagrees with the other Party's calculation of the Fees set forth in the invoice, it shall provide a written notice to the other Party of such disagreement and request an adjustment to such invoice (the "ADJUSTMENT REQUEST") within thirty days (30), during the first six months of the term of this Agreement, and thereafter, ten (10) days of receipt of such invoice. Failure to provide an Adjustment Request within thirty (30) or ten (10) days after receipt of an invoice, as the case may be, shall constitute an acceptance of all Fees set forth in such invoice. The Adjustment

Notice shall describe in reasonable detail the disputing Party's reasons for disagreement, the requested amount of adjustment and how such amount was calculated. If the Party receiving the Adjustment Notice agrees with the adjustment requested in the Adjustment Request, it shall provide an acknowledgment of such agreement to the requesting Party within fifteen (15) days of receiving the Adjustment Request and reflect the adjustment by way of credit or otherwise to the Fees payable by such Party in the immediately following billable month's invoice. If the Party receiving the Adjustment Request disagrees with the request, the Parties shall attempt to resolve the dispute. In the event the Parties cannot resolve the dispute within thirty (30) days from the date of the invoice, the Parties shall jointly select an independent third party nationally recognized accounting firm with established expertise in telecommunications companies to resolve the dispute. The determinations made by such independent third party shall be final and binding on the Parties and the proper adjustment shall be reflected in the immediately following invoice. The independent third party shall make the determination within ten (10) days of engagement to resolve the dispute. All fees and expenses of the independent third party shall be borne by the Party to whom the terms of the resolution of the dispute were less favorable.

4.3 PREPAYMENT FOR SERVICES. The Parties have agreed in Section 5.2 of the Framework Agreement that upon I-Link's substantial completion of Milestone No. 1 as set forth in Schedule B of the Framework Agreement, Red Cube shall pay I-Link the Service Prepayment as prepayment for the use of the I-Link Network and Licensed Technology. Subject to the terms of that certain Side Letter Agreement dated as of the date hereof between the parties, the Parties hereby agree that upon Red Cube's payment of the Service Prepayment to I-Link, any and all Fees payable by Red Cube to I-Link under this Agreement shall be credited against the amount of the Service Prepayment until the earlier of (x) the total amount of the Fees payable by Red Cube to I-Link (net of any Per User Fees owed by I-Link to Red Cube (as designated in the pricing list)) on a cumulative basis under this Agreement equal the Service Prepayment or (y) June 30, 2001. Until such time, Red Cube shall not owe I-Link any amount under this Agreement.

4.4 CURRENCY. All payments due hereunder shall be denominated and payable in U.S. Dollars.

5.   REPRESENTATIONS AND WARRANTIES.

5.1 REPRESENTATIONS AND WARRANTIES OF I-LINK. I-Link represents and warrants to Red Cube as follows:

     (a) I-Link has full power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. The execution, delivery and performance by I-Link of this Agreement have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by I-Link of this Agreement. This Agreement constitutes the valid and legally binding obligation of I-Link, enforceable against I-Link in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles whether or not considered in a court of law or equity.

     (b) Entering into this Agreement by I-Link does not result in any material breach of any agreement to which I-Link is a party.

     (c) No action or proceeding is pending or, in so far as I-Link knows, is threatened against I-Link before any court, administrative agency or other tribunal which would be reasonably likely to impact I-Link's right, power and authority to enter into this Agreement or to otherwise carry out its obligations hereunder.

5.2 REPRESENTATIONS AND WARRANTIES OF RED CUBE. Red Cube represents and warrants to I-Link as follows:

     (a) Red Cube has full power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. The execution, delivery and performance by Red Cube of this Agreement have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by Red Cube of this Agreement. This Agreement constitutes the valid and legally binding obligation of Red Cube, enforceable against Red Cube in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles whether or not considered in a court of law or equity.

     (b) Entering into this Agreement by Red Cube does not result in any material breach of any agreement to which Red Cube is a party.

     (c) No action or proceeding is pending or, in so far as Red Cube knows, is threatened against Red Cube before any court, administrative agency or other tribunal which would be reasonably likely to impact Red Cube's right, power and authority to enter into this Agreement or to otherwise carry out its obligations hereunder.

6.   TERM AND TERMINATION.

6.1 TERM. This Agreement shall be effective during the term of the Framework Agreement and after expiration or termination of the Framework Agreement to the extent I-Link has obligations to Red Cube pursuant to Section 12.1 and/or 12.3
(a)(x). In the event Red Cube obtains the Source Code and the license for its use pursuant to Section 12.3(a)(x) and uses the Source Code for provision of its services to end users located in any countries located outside of North America, then Red Cube shall not be required to make any further payments to I-Link under this Agreement. If the Source Code is used by Red Cube for provision of its services to end users located in any countries located in North America, then to the extent that Red Cube utilizes the Source Code for the provision of its services to end users in any countries located in North America, Red Cube shall continue to pay I-Link for such license solely for the per minute US network costs, per user product fees and such other fees associated with end users located in North America pursuant to this Agreement, which Agreement shall survive for as long as and to the extent that Red Cube utilizes the Source Code for provision of its services to end users in any countries located in North America.

7.   GENERAL PROVISIONS

7.1 NOTICES. All notices, consents, waivers, and other communications under this Agreement shall be in writing and shall be given in accordance with Section
14.3 of the Framework Agreement.

7.2 ARBITRATION. Except to the extent provided in Section 4.2(b), each of the Parties agrees to submit to binding arbitration any and all differences and disputes related to this Agreement which may arise between them in accordance
Section 14.4 of the Framework Agreement.

7.3 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to compel arbitration or enforce a judgment under an arbitration based on any right arising out of this Agreement may be brought against any of the Parties in the courts of the State of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

7.4 ARTICLE AND SECTION HEADINGS; CONSTRUCTION. The headings of sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Article", "Articles", "Section" or "Sections" refer to the corresponding Article, Articles, Section or Sections of this Agreement unless otherwise indicated. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

7.5 ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the Framework Agreement and such other agreements contemplated thereby) a complete statement of the terms of the agreement between the Parties with respect to its subject matter; provided that if there is a conflict between the terms set forth in this Agreement and in the Framework Agreement, the terms of this Agreement shall govern. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

7.6 ASSIGNMENTS; SUCCESSORS; NO THIRD-PARTY RIGHTS. (a) Neither Party may assign any of its rights and/or obligations under this Agreement to any other Party, and any such attempted assignment or transfer shall be void; provided, however, that Red Cube may assign or transfer any of its rights and/or obligations under this Agreement to any Affiliate of Red Cube with the prior consent of I-Link, which consent shall not be unreasonably withheld or delayed.

     (b) This Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and permitted assigns.

7.7 SEVERABILITY. If any provision of this Framework Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.8 GOVERNING LAWS. This Agreement shall be governed by the laws of the State of New York without regard to conflicts of laws principles.

7.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

7.10 CONFIDENTIALITY. Each Party hereto shall keep the terms of this Agreement and all ancillary agreements entered into in connection with this Agreement confidential, and neither Party shall disclose any such terms to third parties without obtaining a prior written consent of the other Party, except for disclosures to employees, affiliates and representatives as may be necessary to carry out the terms of this Agreement or as required by law.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       I-LINK INCORPORATED


                                       By:
                                          ----------------------------
                                       Name:
                                       Title:



                                       RED CUBE INTERNATIONAL AG


                                       By:
                                          ----------------------------
                                       Name:
                                       Title: